Exhibit 10.2

Note Modification Agreement

This agreement is dated as of September 26, 2008 (the “Agreement Date”), by and between Supreme Corporation (the “Borrower”) and JPMorgan Chase Bank, N.A. (the “Bank”). The provisions of this agreement are effective on the date that this agreement has been executed by all of the signers and delivered to the Bank (the “Effective Date”).

WHEREAS, the Borrower executed a Line of Credit Note as evidence of indebtedness in the original face amount of Forty Million and 00/100 Dollars ($40,000,000.00), dated August 11, 2008 owing by the Borrower to the Bank, as same may have been amended or modified from time to time (the “Note”), which Note has at all times been, and is now, continuously and without interruption outstanding in favor of the Bank; and,

WHEREAS, the Borrower has requested and the Bank has agreed that the Note be modified to the limited extent as hereinafter set forth;

NOW THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1.     ACCURACY OF RECITALS. The Borrower acknowledges the accuracy of the Recitals stated above.

2.     MODIFICATION OF NOTE.

2.1   From and after the Effective Date, the provision in the Note captioned “Applicable Margin” is hereby amended and restated to read as follows:

“Applicable Margin” means with respect to any Prime Rate Advance or LIBOR Rate Advance, as the case may be, the rate per annum set forth below for such Advance and opposite the applicable Funded Debt to EBITDA Ratio. Funded Debt to EBITDA Ratio is defined as Supreme Industries, Inc. and its subsidiaries’ ratio of (a) accounts arising from the purchase of goods and services in the ordinary course of business, (ii) accrued expenses or losses, (iii) deferred revenues or gains, and (iv) controlled disbursements, to (b) net income, plus amortization expense, depreciation expense, interest expense and income tax expense.

	Applicable Margin
Funded Debt to EBITDA Ratio	Prime Rate Advance	LIBOR Rate Advance
Greater than 4.00 to 1.00	2.00%	3.80%
Greater than or equal to 3.51 to 1.00 but less than or equal to 4.00 to 1.00	1.60%	3.40%
Greater than or equal to 3.01 to 1.00 but less than or equal to 3.50 to 1.00	1.30%	3.00%
Greater than or equal to 2.51 to 1.00 but less than or equal to 3.00 to 1.00	1.00%	2.75%
Less than or equal to 2.50 to 1.00	0.50%	2.50%

The Applicable Margin shall, in each case, be determined and adjusted on March 1st, June 1st, September 1st, and December 1st of each year this Note is effective, based on the quarterly financial statements required by the Credit Agreement, provided that the Bank has received those financial statements on a timely basis as required by the Credit Agreement. If such financial statements are not delivered within two Business Days after the required date, the Applicable Margin shall increase to the maximum percentage amount set forth in the table above from the date such financial statements were required to be delivered to the Bank until received by the Bank. Such determinations by the Bank shall be conclusive absent manifest error. The initial Applicable Margin for Prime Rate Advances is 1.00% and for LIBOR Rate Advances 2.75%.

2.2   Each of the Related Documents is modified to provide that it shall be a default or an event of default thereunder if the Borrower shall fail to comply with any of the covenants of the Borrower herein or if any representation or warranty by the Borrower herein or by any guarantor in any Related Documents is materially incomplete, incorrect, or misleading as of the date hereof. As used in this agreement, the “Related Documents” shall include the Note and all loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, or any other instrument or document executed in connection with the Note or in connection with any other obligations of the Borrower to the Bank.

2.3   Each reference in the Related Documents to any of the Related Documents shall be a reference to such document as modified herein.

3.     RATIFICATION OF RELATED DOCUMENTS AND COLLATERAL. The Related Documents are ratified and reaffirmed by the Borrower and shall remain in full force and effect as they may be modified herein. All real or personal property described as security in the Related Documents shall remain as security for the Note and the obligations of the Borrower in the Related Documents.

4.     BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank that each of the following representations and warranties made in the Note and Related Documents are true and will remain true until maturity of the Note, termination of the other Related Documents and payment and performance in full of all liabilities, obligations and debt evidenced by the Note and other Related Documents:

4.1   No default or event of default under any of the Related Documents as modified hereby, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Related Documents as modified herein has occurred and is continuing.

4.2   There has been no material adverse change in the business, assets, affairs, prospects or financial condition of the Borrower or any Guarantor or any subsidiary of the Borrower.

4.3   Each and all representations and warranties of the Borrower in the Related Documents are accurate on the date hereof.

4.4   The Borrower has no claims, counterclaims, defenses, or setoffs with respect to the loan evidenced by the Note or with respect to the Related Documents as modified herein.

4.5   The Note and the Related Documents as modified herein are the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.

4.6   The Borrower, other than any Borrower who is a natural person, is validly existing under the laws of the State of its formation or organization. The Borrower has the requisite power and authority to execute and deliver this agreement and to perform the obligations described in the Related Documents as modified herein. The execution and delivery of this agreement and the performance of the obligations described in the Related Documents as modified herein have been duly authorized by all requisite action by or on behalf of the Borrower. This agreement has been duly executed and delivered by or on behalf of the Borrower.

5.     BORROWER COVENANTS. The Borrower covenants with the Bank:

5.1   The Borrower shall execute, deliver, and provide to the Bank such additional agreements, documents, and instruments as reasonably required by the Bank to effectuate the intent of this agreement.

5.2   The Borrower fully, finally, and forever releases and discharges the Bank and its successors, assigns, directors, officers, employees, agents, and representatives from any and all causes of action, claims, debts, demands, and liabilities, of whatever kind or nature, in law or equity, of the Borrower, whether now known or unknown to the Borrower, (i) in respect of the loan evidenced by the Note and the Related Documents, or of the actions or omissions of the Bank in any manner related to the loan evidenced by the Note or the Related Documents and (ii) arising from events occurring prior to the date of this agreement.

5.3   The Borrower shall pay to the Bank:

5.3.1        All the internal and external costs and expenses incurred (or charged by internal allocation) by the Bank in connection with this agreement (including, without limitation, inside and outside attorneys, appraisal, appraisal review, processing, title, filing, and recording costs, expenses, and fees).

6.     EXECUTION AND DELIVERY OF AGREEMENT BY THE BANK. The Bank shall not be bound by this agreement until (i) the Bank has executed this agreement and (ii) the Borrower performed all of the obligations of the Borrower under this agreement to be performed contemporaneously with the execution and delivery of this agreement.

7.     INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER. The Note and the Related Documents as modified herein contain the complete understanding and agreement of the Borrower and the Bank in respect of the loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Note or the Related Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the party against whom it is being enforced.

8.     GOVERNING LAW AND VENUE. This agreement shall be governed by and construed in accordance with the laws of the State of Indiana (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under the Note or this agreement may be brought by the Bank in any state or federal court located in the State of

Indiana, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Indiana is not a convenient forum or the proper venue for any such suit, action or proceeding. This agreement binds the Borrower and its successors, and benefits the Bank, its successors and assigns. The Borrower shall not, however, have the right to assign the Borrower’s rights under this agreement or any interest therein, without the prior written consent of the Bank.

9.     COUNTERPART EXECUTION. This agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.

10.   NOT A NOVATION. This agreement is a modification only and not a novation. In addition to all amounts hereafter due under the Note and the Related Documents as they may be modified herein, all accrued interest evidenced by the Note being modified by this agreement and all accrued amounts due and payable under the Related Documents shall continue to be due and payable until paid. Except for the above-quoted modification(s), the Note, any Related Documents, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Note and made a part thereof. This agreement shall not release or affect the liability of any guarantor, surety or endorser of the Note or release any owner of collateral securing the Note. The validity, priority and enforceability of the Note shall not be impaired hereby. References to the Related Documents and to other agreements shall not affect or impair the absolute and unconditional obligation of the Borrower to pay the principal and interest on the Note when due. The Bank reserves all rights against all parties to the Note.

Borrower:

Address:	2581 Kercher Road	Supreme Corporation
Goshen, IN 46528

By:

			Robert W. Wilson	President
			Printed Name	Title

		Date Signed:	9-26-2008

BANK’S ACCEPTANCE

The foregoing agreement is hereby agreed to and acknowledged.

Bank:

JPMorgan Chase Bank, N.A.

By:

Authorized Signer

Date Signed:	9-26-2008